EXHIBIT 10.13

SECOND AMENDMENT TO CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 14, 2003, is by and among PRACTICEWORKS, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement dated as of December 23, 2002 among the Borrower, the Guarantors, the Lenders and the Administrative Agent (as amended or modified from time to time, the “Existing Agreement”), the Lenders have extended commitments to make certain credit facilities available to the Borrower; and

          WHEREAS, the parties hereto have agreed to amend the Existing Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

PART I
DEFINITIONS

          SUBPART 1.1   Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Second Amendment, including its preamble and recitals, shall have the following meanings:

“Amended Agreement” means the Existing Agreement as amended hereby.

“Second Amendment Effective Date” shall have the meaning set forth in Subpart 3.1.

          SUBPART 1.2   Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment, including its preamble and recitals, shall have the meanings provided in the Amended Agreement.

PART II
AMENDMENTS TO EXISTING AGREEMENT

          Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Agreement is hereby amended in accordance with this Part II.  Except as so amended, the Existing Agreement shall continue in full force and effect.

SUBPART 2.1 Amendment to Section 1.01. A new definition is hereby added to Section 1.01 of the Existing Agreement in the appropriate alphabetical order and shall read as follows:

          “Consolidated Capitalized Software Development Costs” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capitalized software development costs, as determined in accordance with GAAP.

          SUBPART 2.2  Amendment to Section 1.01.  The definition of “Consolidated Adjusted EBITDAR” set forth in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

          “Consolidated Adjusted EBITDAR” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated EBITDA for such period plus (ii) rent and lease expense for such period minus (iii) Consolidated Capital Expenditures for such period minus (iv) Consolidated Cash Taxes for such period minus (v) Consolidated Capitalized Software Development Costs for such period, all as determined in accordance with GAAP.

PART III
CONDITIONS TO EFFECTIVENESS

          SUBPART 3.1   Second Amendment Effective Date.  This Second Amendment shall become effective (the “Second Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Second Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

PART IV
MISCELLANEOUS

SUBPART 4.1 Cross-References. References in this Second Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Second Amendment.

          SUBPART 4.2   References in Other Loan Documents.  At such time as this Second Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Agreement to the “Agreement” and all references in the other

Loan Documents to the “Agreement” shall be deemed to refer to the Amended Agreement.

          SUBPART 4.3   Acknowledgment.  The Loan Parties acknowledge and confirm (a) that the Administrative Agent, on behalf of the Lenders, has a valid and enforceable first priority security interest in the Collateral, (b) that the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the L/C Issuer for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims and (c) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Existing Agreement and the other Loan Documents.  Furthermore, the Guarantors (a) acknowledge and consent to all of the terms and conditions of this Second Amendment, (b) affirm all of their obligations under the Loan Documents and (c) agree that this Second Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Amended Agreement or the other Loan Documents.

          SUBPART 4.4   Representations and Warranties.  The Loan Parties hereby represent and warrant that (a) the representations and warranties contained in Article VI of the Amended Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein, (b) no Default or Event of Default exists under the Existing Agreement on and as of the date hereof and (c) each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment.

          SUBPART 4.5   Counterparts.  This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Second Amendment shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart will be delivered.

SUBPART 4.6 Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

SUBPART 4.7 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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          Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	PRACTICEWORKS, INC., a
Delaware corporation

	By:	/s/ JAMES A. COCHRAN

	Name:	James A. Cochran
	Title:	Senior Vice President

GUARANTORS:	SOFTDENT, LLC
a Delaware limited liability company
PRACTICEWORKS SYSTEMS, LLC,
a Georgia limited liability company
CADI ACQUISITION CORP.,
a Colorado corporation
PRACTICEWORKS CAPITAL, INC.,
a Delaware corporation

	By:	/s/ JAMES A. COCHRAN

	Name:	James A. Cochran
	Title:	Senior Vice President and Secretary

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as
Administrative Agent

	By:	/s/ LAURA B. SCHMUCK

	Name:	Laura B. Schmuck

	Title:	Agency Office, Assistant Vice President

LENDERS:	BANK OF AMERICA, NA, as a Lender

	By:	/s/ H. RANDALL PORTWOOD

	Name:	H. Randall Portwood

	Title:	Senior Vice President

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